SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2004

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mountainview Road, Upper Saddle River, NJ	07458
(Address of principal executive office)	(Zip Code)

(201) 258-8450
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On June 16, 2004, at the Annual Meeting of Stockholders and at the expiration of his term, Gerald J. Mossinghoff retired from the Company’s Board of Directors. The Company is currently exploring possible candidates to succeed Mr. Mossinghoff, but to date has not approved, recommended or nominated a candidate.

* * * * * * *

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

By:	/s/ Charles T. Saldarini
Charles T. Saldarini, Vice Chairman and Chief Executive Officer

Date: June 24, 2004